EXHIBIT 4

                        Brookfield Asset Management Inc.
                              BCE Place, Suite 300
                          181 Bay Street, P.O. Box 762
                        Toronto, Ontario, Canada M5J 2T3

                                 March 12, 2007


Longview Fibre Company
300 Fibre Way
Longview, Washington 98632


Ladies and Gentlemen:

                  Reference is hereby made to the Confidentiality Agreement, dated September 20, 2006 (the "Confidentiality Agreement"), between Longview Fibre Company and Brookfield Asset Management Inc., the terms of which are incorporated by reference herein. Capitalized terms used but not defined herein have the meanings given to them in the Confidentiality Agreement.

                  We hereby request that the Confidentiality Agreement be amended to add to the end of paragraph 7 thereof the following sentence:

                  Notwithstanding clause (i) of the first sentence of this paragraph 7, you may acquire direct or indirect beneficial ownership of up to (but no more than) 9.9% of the issued and outstanding shares of the Company's common stock.

                  All other provisions of the Confidentiality Agreement remain in full force and effect.


                  [Remainder of page intentionally left blank.]

Longview Fibre Company
March 12, 2007
Page 2



                  Please indicate your agreement to the amendment of the Confidentiality Agreement as described above by signing and returning to the undersigned a copy of this letter.

                                      Very truly yours,

                                      BROOKFIELD ASSET MANAGEMENT INC.

                                      By: /s/ Sam Pollack
                                          ------------------------------------
                                      Name: Sam Pollack
                                      Title: Managing Partner





CONFIRMED AND AGREED as of the date first above written:


LONGVIEW FIBRE COMPANY

By: /s/ R.H. Wollenberg
    ----------------------------------------
Name: Richard H. Wollenberg
Title: President, Chief Executive Officer
       and Chairman of the Board



LONGVIEW FIBRE PAPER AND PACKAGING, INC.

By: /s/ R.H. Wollenberg
    ----------------------------------------
Name: Richard H. Wollenberg
Title: